Exhibit 99.1

Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6697 Media Inquiries: Jenna M. Soule Sr. Manager, Communications 612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Announces Agreement To
Acquire Advanced TelCom, Inc.

Acquisition Will Create Premier Regional Competitive Local Exchange
Carrier in Key Western States

Minneapolis, MN – October 19, 2004: Eschelon Telecom, Inc., a provider of voice, data, Internet services and business telephone systems, announced that it has signed a definitive agreement to acquire Advanced TelCom, Inc., (ATI), a Competitive Local Exchange Carrier (CLEC) based in Santa Rosa, California.  ATI is an affiliate of General Electric Capital Corporation (GECC).  ATI provides services primarily in California, Nevada, Oregon and Washington to over 18,000 customers that have approximately 118,000 access lines.

With the completion of this transaction, Eschelon will have a leading market position among CLECs operating in the Pacific Northwest.  Eschelon will pay $45.5 million in cash to acquire Advanced TelCom. Eschelon has also agreed to repurchase 6.8 million shares of Eschelon Series A Preferred Stock currently owned by an affiliate of GECC. Including synergies, Eschelon expects to add approximately $14 - $18 million of annualized EBITDA in 12-18 months after the transaction closes. The transaction is expected to close by the end of 2004.

“This transaction combines the strengths and market presence of both companies to create a premier regional CLEC operating in the western United States,” stated Richard A. Smith, President and Chief Executive Officer of Eschelon Telecom, Inc. “We look forward to welcoming the talented team of ATI associates and recognize the contributions they’ve made toward building a solid organization. The combined entity creates a leading regional CLEC that customers can rely on for greater resources, continued solid customer service, more innovative products and an even better value for their voice and data services. ATI met our acquisition criteria, i.e., they are focused on the medium and small business segment, they exist primarily in our current markets, they are EBITDA positive, and we forecast them to be cash flow accretive within 24 months,” said Smith.

“Strategically, this is an excellent opportunity for ATI, its employees and customers,” said Dave O’Neill, President of Advanced TelCom, Inc.  “By joining Eschelon, ATI will become part of a leading competitive local exchange carrier.  This will allow Eschelon and ATI to do what they do best, which is providing voice and data telecommunications solutions.  This is a winning transaction for all involved, “ said O’Neill.

“The transaction provides Eschelon with increased market share in existing markets while adding two new facilities-based markets,” explained Smith. “After the completion of the transaction, Eschelon will be a larger organization with deeper market coverage. This, along with our strong balance sheet, positions us well for future market consolidation opportunities.”

Investor Conference Call

Eschelon will host a conference call for investors tomorrow, October 20, 2004, at 9 a.m. (CDT)

Conference call number: (800) 366-3908

Confirmation code: none needed

Replay number: (800) 405-2236 (the replay will be available between October 20, 2004 at 11:30 a.m. and October 27, 2004 at 11:59 p.m. CDT.)

Replay: 11012114#

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. was founded in 1996 and is a rapidly growing provider of integrated voice, data and Internet services. Headquartered in Minneapolis, Minnesota, the company offers small and medium sized businesses a comprehensive line of telecommunications and Internet products including local lines, long distance, business telephone systems, DSL, Dedicated T-1 access, network solutions and Web hosting.  Eschelon employs approximately 900 telecommunications/Internet professionals, serves approximately 38,000 business customers, and has more than 225,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado and Nevada. For more information, please visit our web site at www.eschelon.com.

About Advanced TelCom, Inc.

Advanced TelCom, Inc. was founded in 1998.  ATI is an affiliate of General Electric Capital Corporation.  Headquartered in Santa Rosa, California, ATI owns and operates its own digital network to provide local, long distance, broadband and voice messaging services to over 18,000 customers in California, Nevada, Oregon and Washington.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with ILECs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

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TRANSACTION INFORMATION SHEET

(all data as of 6/30/04)

PARTIES	ESCHELON TELECOM, INC.	ADVANCED TELCOM, INC.	TOTAL
Public/Private	Public bonds	Privately-held	Public bonds
Company Description

Eschelon Telecom, Inc. was founded in 1996 and is a rapidly growing provider of integrated voice, data and Internet services. The company offers small and medium sized businesses a comprehensive line of telecommunications and Internet products including local lines, long distance, business telephone systems, DSL, Dedicated T-1 access, network solutions and Web hosting.

Advanced TelCom was founded in 1998 and is affiliated with General Electric Capital Corporation. Headquartered in Santa Rosa, California, Advanced TelCom owns and operates its own digital network to provide local, long distance, broadband and voice messaging services to over 18,000 customers located in California, Nevada, Oregon and Washington.

The combined company will be a leading facilities-based regional CLEC focused on small and medium sized business customers in key western states.
Switches	6 Voice; 7 Data	7 Voice; 8 Data	13 Voice; 15 Data
Colocations	101	35	136
Retail Access Line Equivalents	225,000	118,000	343,000
Primary Markets Served	Minneapolis/Saint Paul Denver/Boulder Phoenix Salt Lake City Reno Portland/Eugene/Salem Seattle/Tacoma	Tacoma/Everett Bellingham/Olympia/Yakima Reno Portland/Eugene/Salem Bend/Medford Santa Rosa	Minneapolis/Saint Paul Denver/Boulder Phoenix Salt Lake City Reno Santa Rosa Portland/Eugene/Salem Bend/Medford Seattle/Tacoma/Everett Bellingham/Olympia/Yakima
Primary States Served	Minnesota Colorado Arizona Utah Nevada Washington Oregon	Oregon Washington California Nevada	Minnesota Colorado Arizona Utah Nevada Washington Oregon California
RBOC Territory	Qwest Verizon SBC	Qwest Verizon SBC	Qwest Verizon SBC
Customers	38,000 Business	18,000 Business	56,000 Business
2004 Q2 Annualized Revenues	$156.8 Million	$58.4 Million	$215.2 Million
Quota Carrying Sales Associates	198	22	220

COMBINED COMPANY SUMMARY

ESCHELON TELECOM, INC. AND ADVANCED TELCOM, INC.
Transaction Summary	•	Eschelon will pay $45 million cash for Advanced TelCom, Inc.
	•	Eschelon will acquire 6.8 million of Eschelon Series A Preferred Stock currently owned by an affiliate of General Electric at a purchase price of $.75 per share
	•	Closing subject to regulatory approval.
	•	Closing expected in late Q404.
Market Position	•	Combination will significantly enhance and expand facilities-based platform and deepen penetration in key markets.
	•	Combined company will serve over 56,000 customers and 343,000 access line equivalents.
	•	Transaction creates premier facilities-based regional CLEC operating in key western states.
	•	Combined entity creates a larger organization with deeper market coverage which will be positioned well for future market consolidation opportunities.
Operational Highlights	•

Until the transaction closing, the two companies will continue to operate separately. During this time, day-to-day operations will not be affected and customers will continue to receive the highest levels of customer service.

	•	Advanced TelCom adds facility-based coverage in Reno, Nevada, and also adds SDSL coverage in selected markets to Eschelon’s existing ADSL and IDSL services.
	•	Eschelon adds Business Telephone System (BTS) services availability for the majority of Advanced TelCom customers
	•	Eschelon will maintain existing Board membership.
Contact Information	Investor Relations: Geoffrey M. Boyd Chief Financial Officer Eschelon Telecom, Inc. 612-436-6697 Media Inquiries: Jenna M. Soule Sr. Manager, Communications Eschelon Telecom, Inc. 612-436-6426